UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2005

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 1, 2005, TECO Energy, Inc. (the “company”) completed the previously announced sale and transfer of ownership (and the debt) of its indirect subsidiaries, Union Power Partners, L.P., Panda Gila River, L.P., Trans-Union Interstate Pipeline, L.P., and UPP Finance Co., LLC, owners of the Union and Gila River power stations in Arkansas and Arizona, respectively (collectively the “Projects”) to an entity owned by the Projects’ lenders in the manner set forth in the Projects’ confirmed Joint Plan of Reorganization (the “Plan”)(see excerpt of the Plan, as confirmed, attached in relevant part as Exhibit 10.1 to this Current Report). As previously announced, in connection with the transfer and the related release of liability, the company and its affiliates paid an aggregate of $31.8 million, consisting of $30 million to the Project’s lenders as consideration for the Master Release (see Master Release Agreement and Amendment to Undertakings dated as of January 24, 2005 attached as Exhibit 10.2 to this Current Report) and $1.8 million as reimbursement of legal fees for two non-consenting lenders in the recently concluded Chapter 11 proceeding. The Projects reimbursed the company and its affiliates $0.4 million associated with transition services provided by the company and its affiliates. Additionally, as part of the transaction the company entered into a Representation and Indemnification Agreement (see Exhibit 10.3 to this Current Report) in which the company agreed to indemnify the new owners of the Projects for breaches of standard representations and warranties, certain potential taxes related to the transfer of the Gila River project and liabilities related to lawsuits specifically related to disclosures about the Projects. These representations and warranties are the same as those included in the applicable agreement negotiated by the parties when the transfer was to be consensual.

The Representation and Indemnification Agreement (the “Agreement”) is included as an exhibit to provide information regarding its terms. It is not intended to provide factual information about the parties. The representations and warranties contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, they should not be relied upon by investors as statements of factual information.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information

The following unaudited pro forma condensed consolidated balance sheet reflects the sale and transfer of ownership of Union Power Partners, L.P., (including its subsidiary UPP Finance Co., LLC), Panda Gila River, L.P., and Trans-Union Interstate Pipeline, L.P. as if it had occurred on Mar. 31, 2005. On a pro forma basis, these transactions did not result in pro forma adjustments to previously reported results from continuing operations, as the Projects were reflected as discontinued operations. Therefore, pro forma condensed consolidated statements of income are not presented, as this transaction would not have had any impact on income from continuing operations. The unaudited condensed pro forma balance sheet does not purport to represent TECO Energy, Inc.’s consolidated results as if the disposition had in fact occurred on this date, nor does it purport to indicate the future consolidated financial position or future consolidated results of operations of the company.

TECO Energy, Inc.

Pro Forma Condensed Consolidated Balance Sheet

March 31, 2005

(Unaudited)

$ millions	As reported	Adjustments(1)	Pro Forma
Current assets
Cash and cash equivalents	$312.6	$(31.8)	$280.8
Restricted cash	57.1	—	57.1
Receivables, less allowance for uncollectibles	300.4	—	300.4
Inventories, at average cost
Fuel	64.9	—	64.9
Materials and supplies	72.3	—	72.3
Current derivative assets	40.5	—	40.5
Prepayments and other current assets	40.1	—	40.1
Assets held for sale	130.5	(116.1)	14.4

Total current assets	1,018.4	(147.9)	870.5

Total property, plant and equipment (net)	4,556.2	—	4,556.2

Other assets
Deferred income taxes	1,362.4	(43.5)	1,318.9
Other investments	8.0	—	8.0
Regulatory assets	191.6	—	191.6
Investment in unconsolidated affiliates	261.2	—	261.2
Goodwill	59.4	—	59.4
Long-term derivative assets	0.7	—	0.7
Deferred charges and other assets	121.8	—	121.8
Assets held for sale	2,139.6	(2,049.0)	90.6

Total other assets	4,144.7	(2,092.5)	2,052.2

Total assets	$9,719.3	$(2,240.4)	$7,478.9

TECO Energy, Inc.

Pro Forma Condensed Consolidated Balance Sheet – continued

March 31, 2005

(Unaudited)

$ millions	As reported	Adjustments(1)	Pro Forma
Current liabilities
Long-term debt due within one year
Recourse	$5.5	$—	$5.5
Non-recourse	4.1	—	4.1
Notes Payable	80.0	—	80.0
Accounts Payable	251.1	—	251.1
Customer deposits	108.6	—	108.6
Interest accrued	90.7	—	90.7
Taxes accrued	51.1	—	51.1
Liabilities associated with assets held for sale	1,672.3	(1,667.2)	5.1

Total current liabilities	2,263.4	(1,667.2)	596.2

Other liabilities
Deferred income tax	523.4	—	523.4
Investment tax credits	19.3	—	19.3
Regulatory liabilities	573.8	—	573.8
Deferred credits and other liabilities	355.8	—	355.8
Liabilities associated with assets held for sale	653.9	(653.9)	—
Long-term debt, less amount due within one year
Recourse	3,590.4	—	3,590.4
Junior subordinated	277.7	—	277.7

Total other liabilities	5,994.3	(653.9)	5,340.4

Capital
Common equity	206.9	—	206.9
Additional paid in capital	1,625.6	—	1,625.6
Retained deficit	(324.9)	80.7	(244.2)
Accumulated other comprehensive income	(42.9)	—	(42.9)

Common equity	1,464.7	80.7	1,545.4
Unearned compensation	(3.1)	—	(3.1)

Total capital	1,461.6	80.7	1,542.3

Total liabilities and capital	$9,719.3	$(2,240.4)	$7,478.9

(1)	Reflects the assets and liabilities of the Projects, the $31.8 million payment made upon closing of the sale and transfer, and the related gain net of tax on the transfer.

(c)	Exhibits

10.1	Excerpt of Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Union Power Partners, L.P., Panda Gila River, L.P., Trans-Union Interstate Pipeline, L.P., and UPP Finance Co., LLC, dated Feb. 2, 2005.

10.2	Master Release Agreement and Amendment to Undertakings dated Jan. 24, 2005, by and among TECO-Panda Generating Company, L.P., TECO Energy Source, Inc., TECO Energy, Inc., Union Power I, LLC, Union Power II, LLC, Panda Gila River I, LLC, Panda Gila River II, LLC, Trans-Union Interstate I, LLC, Trans-Union Interstate II, LLC, Union Power Partners, L.P., Panda Gila River, L.P., Trans-Union Interstate Pipeline, L.P., UPP Finance Co., LLC, Citibank, N.A., as Administrative Agent; and the financial institutions named therein.

10.3	Representation and Indemnification Agreement dated as of Jun. 1, 2005, by and among Entegra Power Group LLC, Union Power LLC, Gila River Power LLC and Trans-Union Pipeline LLC, as Transferees, and TECO Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2005	TECO ENERGY, INC.
(Registrant)

/s/ S. M. Payne
S. M. Payne
Vice President - Corporate Tax and
Accounting and Assistant Secretary (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Excerpt of Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Union Power Partners, L.P., Panda Gila River, L.P., Trans-Union Interstate Pipeline, L.P., and UPP Finance Co., LLC, dated Feb. 2, 2005.

10.2	Master Release Agreement and Amendment to Undertakings dated Jan. 24, 2005, by and among TECO-Panda Generating Company, L.P., TECO Energy Source, Inc., TECO Energy, Inc., Union Power I, LLC, Union Power II, LLC, Panda Gila River I, LLC, Panda Gila River II, LLC, Trans-Union Interstate I, LLC, Trans-Union Interstate II, LLC, Union Power Partners, L.P., Panda Gila River, L.P., Trans-Union Interstate Pipeline, L.P., UPP Finance Co., LLC, Citibank, N.A., as Administrative Agent; and the financial institutions named therein.

10.3	Representation and Indemnification Agreement dated as of Jun. 1, 2005, by and among Entegra Power Group LLC, Union Power LLC, Gila River Power LLC and Trans-Union Pipeline LLC, as Transferees, and TECO Energy, Inc.